Exhibit 10.18

**** THE SYMBOL “[****]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED ****

Exclusive Capital Services Engagement Agreement

Thank you for engaging [****] to provide you with the Capital Markets Services indicated below. The purpose of this Agreement is to define the scope of that representation, how our services will be provided to you, and the fees associated with such services.

Services to be Provided:

[****] will assist you, the undersigned Borrower, in seeking financing with prospective lenders and in negotiating the terms of financing with prospective lenders for the following assets (the “Asset”):

Flowerfield Park: 1 Flowerfield, St. James, New York

Cortlandt Medical Park: 1985 Crompond Road, Cortlandt Manor, New York

To that end, [****] will create and structure a financing request package, and shall submit that package to lenders in an attempt to generate competitive offers. [****] will consult with you in connection with its preparation of the financing request memorandum package. In performing these services, you understand that [****] is not acting as your agent or the agent of any lender and is not responsible for performing any investigation or due diligence of the Asset or the underlying investment, or for providing professional tax or legal advice.

You are granting to [****] the right and authority for 180 days from the Effective Date to work on your behalf to obtain debt financing on the Asset.

Lenders not eligible for [****] to represent are the following lenders you already have relationships with (defined as “Excluded Lenders”): [****].

Fees for Services Provided:

You agree to pay [****] an Origination Fee (the “Fee”) equal to One Percent (1.0%) of the final loan amount upon the occurrence of any of the following events: (1) Loan is closed with an [****] proposed lender other than an Excluded Lender; or (2) You obtain any debt financing on these Assets within 12 months of executing the agreement (“12-Month Period”) from any lender disclosed or introduced to you by [****] other than an Excluded Lender. Gyrodyne has the right to terminate for any reason with a 30 day notice.

The Fee is due to [****] upon closing, and [****] will be entitled to make demand of any closing agent for payment from the proceeds of the financing, and you shall approve instructions directing that the closing agent pay [****] the Fee. In no event shall [****] be paid later than 30 days after any of the events resulting in the Fee.

This Fee is in addition to all other third-party processing and report costs, and you agree to pay any expenses that may be required or incurred by a lender to complete the debt financing, including, but not limited to, title insurance, application fees, legal fees, appraisal costs, commitment fees, survey costs, documentation fees, and environmental audits.

Other Terms:

●    You understand that [****]is not the lender, and that [****] does not guarantee that financing can be obtained. If [****] obtains a commitment or proposed note or mortgage, you agree to review it promptly. Gyrodyne has the ultimate decision to accept or reject any proposed loan.

●    You agree to defend, indemnify and hold [****] harmless from any and all claims, demands, liabilities and damages arising from or related to any untrue statement of a material fact on the part of Gyrodyne in connection with the financing request package or the omission to state in the financing request package a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

●    Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by final binding arbitration administered before a single arbitrator with a minimum of ten years’ experience in commercial real estate by the American Arbitration Association (“AAA”), or another administrator chosen by the parties, under AAA’s Commercial Arbitration Rules. Judgment on the award rendered by the arbitrator may be entered in any court of competent jurisdiction. The Parties shall be permitted to engage in discovery, and the arbitrator shall decide pre-hearing dispositive motions. By signing below you consent to binding arbitration and give up your rights to have the dispute litigated in court or jury trial.

●    In any litigation, arbitration, or other legal proceeding which may arise out of or relating to this Agreement, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees.

●   This Agreement is binding upon and inures to the benefit of the parties and their legal representatives, successors and assigns. The Agreement may not be assigned without the consent of both parties.

●   You understand and acknowledge that the closing of the financing contemplated under this Agreement could be delayed by factors outside of [****] control. If delayed, you may realize a taxable event or suffer other tax and financial penalties. You hereby release and hold [****] harmless from any and all liability or other financial consequences arising out of or related to delay caused by factors outside of [****] control.

●   You acknowledge that [****] is relying on information provided by you and has not made an independent investigation, determination, assessment, analysis, warranty or representation of, among other things, the value of the Asset, the financial, legal, title, physical, geological or environmental condition of the Asset, the financial condition or business prospects of any tenant, or such tenant’s intent to continue or renew its tenancy in the Asset, or the suitability of the Asset for your contemplated use. You agree that investigation and analysis of the foregoing matters is your sole responsibility and that you will hold [****] harmless from any liability therefore.

●    This Agreement shall be governed and construed in accordance with the laws of the State of New York. Venue of any federal or state court in Suffolk County.

●   [****] makes no representation as to the legal effect or validity of any provision of this Agreement. If you desire legal, financial, or tax advice, consult your attorney, accountant, or tax advisor.

●    This Agreement contains our entire understanding. There are no other written or oral agreements that affect this Agreement.

●   You agree to provide lender required information to MMCC to help achieve loan approval and closing, limited to proposed loans that Gyrodyne has agreed to pursue.

●    The terms of this agreement and the information provided by Gyrodyne to [****] shall be subject to The January 27th, 2020 Confidentiality Agreement.

By signing below you authorize [****] to disclose this information to prospective lenders and authorize [****] and/or lenders to investigate your credit and financial histories as well as those of any entity or individual related to this Agreement, and to verify information from any source.

If the borrower is a corporation, company, or partnership, you represent that by signing below you are authorized to execute on behalf of and bind the corporation, company, or partnership.

Gyrodyne, LLC:	[****]
Your Name: Gary J. Fitlin	By: [****]
Your Address: One Flowerfield, Suite 24 St. James, NY 11780	Our Address: [****]
Your Phone Number: (631) 584-5400 x316	Our Phone Number: [****]
Your Email: gfitlin@gyrodyne.com	Our Email: [****]
Signature:	Signature:
Effective Date: